EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Tripp Sullivan
T 615-760-1104

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Reports First Quarter 2015 Results
ATLANTA--April 30, 2015--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the first quarter ended March 31, 2015.
Highlights:

•
For the first quarter of 2015, Normalized Funds from Operations (FFO) per diluted share was $0.52, Adjusted Funds from Operations (AFFO) per diluted share was $0.37, and Net Income Attributable to Common Stockholders per diluted share was $0.04

•	Improved our concentration in key markets and central business districts by acquiring 315 Park Avenue South in New York for $372 million and 116 Huntington Avenue in Boston's Back Bay for $152 million

•	Issued $350 million of ten-year, unsecured 4.150% senior notes to extend and improve our debt maturities

•	Completed 230,000 square feet of leasing during the first quarter, including over 100,000 square feet at 221 Main Street in San Francisco
"We began 2015 with a quality portfolio concentrated in high-barrier markets with substantial embedded rent growth.  Our leasing execution during the first quarter and the growing demand in our key markets are continuing to further our goals of growing NAV and cash flows," noted Nelson Mills, President and CEO of Columbia Property Trust. "We are right where we expected to be in terms of our acquisition and disposition strategies and will remain disciplined in pursuing additional opportunities. Our team continues to lock in value through new leases and renewals across the portfolio as well as through continuing improvements to our properties and operations.  We will look to continue that momentum throughout the year."

Acquisition Activity:
On January 7, 2015, we acquired a two-property portfolio consisting of 315 Park Avenue South, a 341,000-square-foot, historic, Class A office building in New York's Gramercy Park sub-market for $372.0 million, and 1881 Campus Commons Drive, a 245,000-square-foot, Class A office building in Washington D.C.'s Reston, Virginia sub-market, for $64.0 million.
On January 8, 2015, we acquired 116 Huntington Avenue, a 274,000-square-foot, Class A office building in Boston's Back Bay district for $152.0 million.
Financing Activity:
We issued $350 million of ten-year, unsecured 4.150% senior notes in March 2015 at 99.859% of face value. The proceeds from these notes were used to repay the $300 million Bridge Loan, which financed a portion of the acquisitions completed in January 2015, and for general corporate purposes. The Bridge Loan was originally due in July 2015.
Portfolio Highlights:

•
During the first quarter, we entered into leases for 230,000 rentable square feet of office space with an average lease term of approximately 9.4 years. Our first quarter leasing activity included 190,000 square feet of new leases and 40,000 square feet of renewal leases.

•	As of March 31, 2015, our portfolio of 38 office properties was 92.3% leased and 91.2% occupied compared with 92.4% leased and 91.5% occupied as of March 31, 2014.

•	For leases executed during the quarter, we experienced a 61.3% increase in rental rates on a cash basis and an 82.7% increase in rental rates on a GAAP basis.
Financial Results:
Net Income Attributable to Common Stockholders was $5.6 million, or $0.04 per diluted share, for the first quarter of 2015, compared with Net Income Attributable to Common Stockholders of $3.4 million, or $0.03 per diluted share, for the first quarter of 2014.
Normalized FFO was $65.3 million, or $0.52 per diluted share, for the first quarter of 2015, compared with $63.1 million, or $0.51 per diluted share, in the prior-year period.
AFFO was $46.2 million, or $0.37 per diluted share, for the first quarter of 2015, compared with $41.3 million, or $0.33 per diluted share, in the prior-year period.
NOI for the first quarter of 2015 increased 6.9% on a GAAP basis and increased 2.1% on a cash basis compared with the prior-year period, primarily due to property acquisitions during 2014 and the first quarter of 2015. Same Store NOI for the first quarter of 2015 decreased 1.0% compared with the prior-year period on both a cash and GAAP basis.
Distributions:
For the first quarter of 2015, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on March 17, 2015 to stockholders of record as of March 2, 2015.

Guidance for 2015:
For the year ending December 31, 2015, the Company expects to report Normalized FFO in a range of $1.85 to $1.91 per diluted share, and Net Income Available to Common Stockholders in the range of $0.17 to $0.23 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2015 Range
	Low	High
Net income available to common stockholders	$0.17	$0.23
Add: Real estate depreciation & amortization	1.66	1.66
FFO	1.83	1.89
Add: Acquisition costs	0.02	0.02
Normalized FFO	$1.85	$1.91
Our guidance for 2015 is based on the following assumptions for our portfolio. This guidance excludes the impact of the GAAP treatment of gains or losses on interest rate swaps and assumes no additional acquisitions during the year.

•	Leased percentage at year end 2015 of 91.0% to 93.0%

•	GAAP straight-line rental income of $14 million to $17 million

•	G&A of $31 million to $33 million, excluding any unusual or one-time items

•	Dispositions of $500 million to $600 million

•	Weighted average diluted share count of 125.0 million
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "Based on the significant interest in the non-core assets we began marketing earlier this year, we are now modeling most of those dispositions to close in the third quarter. With the upsizing of our bond offering in March and the dispositions we are projecting for the year, we continue to expect that the first half of the year will account for more than half of our full-year Normalized FFO."
These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Friday, May 1, 2015, at 10:00 a.m. ET to discuss financial results, business highlights, and provide a Company update. The number to call for this interactive teleconference is (212) 231-2929. A replay of the conference call will be available through May 8, 2015, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21765935.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. As of March 31, 2015, Columbia Property Trust's portfolio consisted of 38 office properties and one hotel, which include 55 operational buildings, comprising approximately 16.6 million square feet located in 15 U.S. metropolitan statistical areas (MSAs). For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, and (iii) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets(liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) recurring capital expenditures, and adding back (v) stock based compensation expense and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI): Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) noncash property operations, (vi) straight-line rental income, (vii) net effect of above/(below) market amortization, and (viii) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI): GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	March 31, 2015	December 31, 2014
Assets:
Real estate assets, at cost:
Land	$912,035	$785,101
Buildings and improvements, less accumulated depreciation of $693,780 and $660,098, as of March 31, 2015 and December 31, 2014, respectively	3,389,402	3,026,431
Intangible lease assets, less accumulated amortization of $316,720 and $313,822, as of March 31, 2015 and December 31, 2014, respectively	291,969	247,068
Construction in progress	27,201	17,962
Total real estate assets	4,620,607	4,076,562
Cash and cash equivalents	31,236	149,790
Tenant receivables, net of allowance for doubtful accounts of $3 as of December 31, 2014	10,859	6,945
Straight-line rent receivable	121,098	116,489
Prepaid expenses and other assets	29,728	52,143
Deferred financing costs, less accumulated amortization of $15,909 and $15,205, as of March 31, 2015 and December 31, 2014, respectively	10,653	8,426
Intangible lease origination costs, less accumulated amortization of $220,596 and $219,626, as of March 31, 2015 and December 31, 2014, respectively	105,759	105,528
Deferred lease costs, less accumulated amortization of $39,338 and $36,589, as of March 31, 2015 and December 31, 2014, respectively	107,668	102,995
Investment in development authority bonds	120,000	120,000
Total assets	$5,157,608	$4,738,878
Liabilities:
Line of credit and notes payable	$1,535,015	$1,430,884
Bonds payable, net of discounts of $1,246 and $818, as of March 31, 2015 and December 31, 2014, respectively	598,754	249,182
Accounts payable, accrued expenses, and accrued capital expenditures	97,973	106,276
Deferred income	25,688	24,753
Intangible lease liabilities, less accumulated amortization of $86,922 and $84,935, as of March 31, 2015 and December 31, 2014, respectively	78,072	74,305
Obligations under capital leases	120,000	120,000
Total liabilities	2,455,502	2,005,400
Commitments and Contingencies (Note 6)	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 125,076,869 and 124,973,304 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,250	1,249
Additional paid-in capital	4,602,201	4,601,808
Cumulative distributions in excess of earnings	(1,899,536)	(1,867,611)
Cumulative other comprehensive loss	(1,809)	(1,968)
Total equity	2,702,106	2,733,478
Total liabilities and equity	$5,157,608	$4,738,878

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$112,809	$100,567
Tenant reimbursements	28,249	23,733
Hotel income	4,993	4,061
Other property income	1,492	807
	147,543	129,168
Expenses:
Property operating costs	49,754	38,980
Hotel operating costs	4,591	4,141
Asset and property management fees	397	289
Depreciation	34,007	27,304
Amortization	23,219	18,521
Impairment loss on real estate assets	—	13,550
General and administrative	8,044	6,946
Acquisition expenses	1,995	—
	122,007	109,731
Real estate operating income	25,536	19,437
Other income (expense):
Interest expense	(21,484)	(17,910)
Interest and other income	1,833	1,810
Loss on interest rate swaps	(6)	(230)
Loss on early extinguishment of debt	(477)	—
	(20,134)	(16,330)
Income before income tax benefit	5,402	3,107
Income tax benefit	196	344
Income from continuing operations	5,598	3,451
Discontinued operations:
Operating income from discontinued operations	—	277
Loss on disposition of discontinued operations	—	(328)
Loss from discontinued operations	—	(51)
Net income	$5,598	$3,400
Per-share information – basic:
Income from continuing operations	$0.04	$0.03
Loss from discontinued operations	$0.00	$0.00
Net income	$0.04	$0.03
Weighted-average common shares outstanding – basic	124,903	124,851
Per-share information – diluted:
Income from continuing operations	$0.04	$0.03
Loss from discontinued operations	$0.00	$0.00
Net income	$0.04	$0.03
Weighted-average common shares outstanding – diluted	124,935	124,887
Dividends per share	$0.300	$0.300

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$5,598	$3,400
Adjustments:
Depreciation of real estate assets	34,007	27,304
Amortization of lease-related costs	23,219	18,521
Impairment loss on real estate assets	—	13,550
Loss on sale of real estate assets - discontinued operations	—	328
Funds From Operations adjustments	57,226	59,703
FFO	62,824	63,103
Real estate acquisition related costs	1,995	—
Loss on early extinguishment of debt	477	—
Normalized FFO	65,296	63,103
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(1)	(2,742)	(276)
Straight-line rental income(2)	(3,937)	(2,356)
Gain on interest rate swaps	(1,315)	(1,097)
Stock-based compensation expense in general and administrative(3)	1,014	507
Non-cash interest expense(4)	1,069	736
Total other non-cash adjustments	(5,911)	(2,486)
Recurring capital expenditures(5)	(13,147)	(19,344)
Adjusted FFO	$46,238	$41,273
Per-share information - basic
FFO per share	$0.50	$0.51
Normalized FFO per share	$0.52	$0.51
Adjusted FFO per share	$0.37	$0.33
Weighted-average shares outstanding - basic	124,903	124,851
Per-share information - diluted
FFO per share	$0.50	$0.51
Normalized FFO per share	$0.52	$0.51
Adjusted FFO per share	$0.37	$0.33
Weighted-average shares outstanding - diluted	124,935	124,887

(1)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(2)	Prior to first quarter 2015, adjustments for straight-line rent related to lease terminations were included.

(3)	This item represents the noncash impact of compensation expense related to stock grants under our Long-Term Incentive Plan.

(4)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(5)
Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Net Income to Net Operating Income - Cash Basis and Same Store Net Operating Income - Cash Basis:
Net income	$5,598	$3,400
Net interest expense	21,469	17,910
Interest income from development authority bonds	(1,800)	(1,800)
Income tax benefit	(196)	(344)
Depreciation	34,007	27,304
Amortization	23,219	18,521
EBITDA	$82,297	$64,991
Real estate acquisition costs	1,995	—
Loss on early extinguishment of debt	477	—
Impairment loss	—	13,550
Discontinued operations adjustment	—	328
Adjusted EBITDA	$84,769	$78,869
General and administrative	8,044	6,946
Interest rate swap valuation adjustment	(1,315)	(1,097)
Interest expense associated with interest rate swaps	1,321	1,327
Lease termination income (1)	(1,139)	(447)
Straight-line rental income	(3,937)	(2,090)
Net effect of above/(below) market amortization	(2,742)	(402)
Non-cash property operations	—	125
NOI - Cash basis from discontinued operations adjustments	—	18
Net Operating Income - Cash Basis	$85,001	$83,249
Net Operating Income from:
Acquisitions(2)	(9,531)	—
Dispositions(3)	(17)	(7,061)
Same Store NOI - Cash Basis	$75,453	$76,188

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Includes the following acquisitions: 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, 650 California Street, and 221 Main Street.

(3)	Includes the following dispositions: Lenox Park Buildings, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange, and 160 Park Avenue.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Net Income to Net Operating Income - GAAP Basis and Same Store Net Operating Income - GAAP Basis:
Net income	$5,598	$3,400
Net interest expense	21,469	17,910
Interest income from development authority bonds	(1,800)	(1,800)
Income tax benefit	(196)	(344)
Depreciation	34,007	27,304
Amortization	23,219	18,521
EBITDA	$82,297	$64,991
Real estate acquisition costs	1,995	—
Loss on early extinguishment of debt	477	—
Impairment loss	—	13,550
Discontinued operations adjustment	—	328
Adjusted EBITDA	$84,769	$78,869
General and administrative	8,044	6,946
Interest rate swap valuation adjustment	(1,315)	(1,097)
Interest expense associated with interest rate swaps	1,321	1,327
Lease termination income(1)	(1,139)	(447)
NOI - GAAP basis from discontinued operations adjustments	—	142
Net Operating Income - GAAP Basis	$91,680	$85,740
Net Operating Income from:
Acquisitions(2)	(14,186)	—
Dispositions(3)	(17)	(7,487)
Same Store NOI - GAAP Basis	$77,477	$78,253

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Includes the following acquisitions: 315 Park Avenue South, 1881 Campus Commons, 116 Huntington Avenue, 650 California Street and 221 Main Street.

(3)	Includes the following dispositions: Lenox Park Buidlings, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange Building, and 160 Park Avenue.